SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 22, 2006
(Date of earliest event reported)	December 21, 2006

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)
Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

We announced the following management change on December 21, 2006.

Curtis L. Dinan, 39, will become senior vice president chief financial officer and treasurer of ONEOK, Inc. and senior vice president chief financial officer and treasurer of ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P., effective January 1, 2007. Mr. Dinan has served as senior vice president and chief accounting officer of ONEOK, Inc. since August 2004 and served as vice president and chief accounting officer of ONEOK, Inc. from February 2004 to August 2004. Prior to joining ONEOK, Inc. in February 2004, Mr. Dinan served as an assurance and business advisory partner at Grant Thornton, LLP from 2002 to 2004. He served as an assurance and business advisory partner at Arthur Andersen, LLP from 2001 to 2002.

We do not have an employment agreement with Mr. Dinan. However, Mr. Dinan has previously entered into a Termination Agreement with ONEOK, Inc., the sole general partner of ONEOK Partner GP, LLC. Under the Termination Agreement, severance payments and benefits are payable if Mr. Dinan's employment is terminated by ONEOK, Inc. for "just cause" or by him for "good reason" at any time within three years of a change in control of ONEOK, Inc. Severance payments and benefits include a lump sum payment equal to a multiple of Mr. Dinan's annual compensation, which includes annual base salary and the greater of his bonus for the last year preceding a change in control or his target bonus for the year in which the change in control occurs. Mr. Dinan would also be entitled to a prorated portion of his targeted short-term incentive compensation and accelerated vesting of retirement and other benefits, as well as continuation of welfare benefits for a certain number of months.

Item 9.01	Financial Statements and Exhibits
Exhibits

10.1 Form of Termination Agreement dated as of January 5, 2005 (incorporated by reference to Exhibit 99.1 to Northern Border Partners, L.P., now ONEOK Partners, L.P. Form 8-K filed on January 11, 2005).

99.1 Press release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated December 21, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	December 22, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer

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